EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 1999, relating to the financial statements and financial statement schedules, which appears in ProxyMed, Inc.'s Annual Report on Form 10-K for the years ended December 31, 1998 and 1997. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Miami, Florida
January 27, 2000